Exhibit 99.3

Independent Auditor’s Report

The Board of Directors

Eastman National Bancshares, Inc.

Newkirk, Oklahoma

We have audited the accompanying consolidated financial statements of Eastman National Bancshares, Inc., which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Eastman National Bancshares, Inc. as of December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Little Rock, Arkansas

August 14, 2017

EASTMAN NATIONAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2016 and 2015

	2016	2015
ASSETS
Cash and due from banks	$9,343,385	$7,645,239
Federal funds sold	79,739	1,233,615

Total cash and cash equivalents	9,423,124	8,878,854
Time deposits in other banks	—	249,000
Available-for-sale investment securities	56,595,308	67,984,945
Loans, net of allowance for loan losses	177,994,351	169,782,676
Premises and equipment, net	1,898,806	1,975,884
Foreclosed assets held for sale	35,382	24,000
Federal Reserve Bank and Federal Home Loan Bank stock	438,650	452,250
Deferred income taxes	1,188,114	932,696
Accrued interest receivable	951,491	1,075,971
Other assets	369,008	521,535

Total assets	$248,894,234	$251,877,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand	$66,327,444	$68,503,246

Total non-interest-bearing deposits	66,327,444	68,503,246

Savings, NOW, and money market	113,489,181	112,513,521
Time	27,229,064	23,970,399

Total interest-bearing deposits	140,718,245	136,483,920

Total deposits	207,045,689	204,987,166
Retail repurchase agreements	10,174,289	12,015,375
Federal Home Loan Bank advances	2,162,000	7,045,400
Dividends payable	4,988,516	2,209,909
Accrued interest payable and other liabilities	272,952	229,433

Total liabilities	224,643,446	226,487,283

Stockholders’ equity:
Common stock, $0.10 par value; 500,000 shares authorized; 197,970 shares issued; 191,866 and 192,166 shares outstanding in 2016 and 2015, respectively	19,797	19,797
Additional paid-in capital	2,559,811	2,559,811
Retained earnings	23,321,002	24,005,206
Accumulated other comprehensive loss	(421,832)	(21,170)
Treasury stock, 6,104 and 5,804 shares in 2016 and 2015, respectively, at cost	(1,227,990)	(1,173,116)

Total stockholders’ equity	24,250,788	25,390,528

Total liabilities and stockholders’ equity	$248,894,234	$251,877,811

See accompanying notes

EASTMAN NATIONAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

For the years ended December 31, 2016 and 2015

	2016	2015
Interest income:
Loans, including fees	$9,864,139	$9,292,015
Investment securities, taxable	935,122	770,483
Investment securities, nontaxable	119,078	142,596
Federal funds sold and other	22,289	48,247

Total interest income	10,940,628	10,253,341

Interest expense:
Deposits	275,112	236,912
Retail repurchase agreements	14,922	12,890
Federal Home Loan Bank advances	7,012	24

Total interest expense	297,046	249,826

Net interest income	10,643,582	10,003,515
Provision for loan losses	125,000	126,939

Net interest income after provision for loan losses	10,518,582	9,876,576

Non-interest income:
Service charges on deposits	2,155,407	1,846,849
Net gains on sales of investment securities	309,490	17,638
Net gains (losses) on sales and write-downs of foreclosed assets	(2,000)	9,770
Other	124,690	155,819

Total non-interest income	2,587,587	2,030,076

Non-interest expenses:
Salaries and employee benefits	3,457,426	3,392,648
Occupancy and equipment	624,306	512,063
Data processing	700,346	613,341
Professional fees	244,937	373,165
Advertising and business development	222,774	264,628
FDIC Insurance	125,402	118,467
Other	1,066,165	1,020,313

Total non-interest expense	6,441,356	6,294,625

Income before income taxes	6,664,813	5,612,027
Provision for income taxes	2,360,501	1,887,580

Net income	$4,304,312	$3,724,447

See accompanying notes

EASTMAN NATIONAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the years ended December 31, 2016 and 2015

	2016	2015
Net income	$4,304,312	$3,724,447
Other comprehensive income (loss):
Net unrealized holding gains (losses) on available-for-sale investment securities arising during the year, net of deferred income taxes of $101,174 and $9,794, respectively	(196,399)	19,012
Reclassification adjustment for gains included in net income, net of deferred income taxes of $105,227 and $5,997, respectively	(204,263)	(11,641)

Total other comprehensive income (loss)	(400,662)	7,371

Comprehensive income	$3,903,650	$3,731,818

See accompanying notes

EASTMAN NATIONAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the years ended December 31, 2016 and 2015

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Total Stockholders’ Equity
Balance - December 31, 2014	$19,797	$2,559,811	$24,143,296	$(28,541)	$(1,129,096)	$25,565,267
Purchase of 300 shares of treasury stock, at cost	—	—	—	—	(53,487)	(53,487)
Sale of 57 shares of treasury stock	—	—	—	—	9,467	9,467
Comprehensive income	—	—	3,724,447	7,371	—	3,731,818
Dividends declared	—	—	(3,862,537)	—	—	(3,862,537)

Balance - December 31, 2015	19,797	2,559,811	24,005,206	(21,170)	(1,173,116)	25,390,528
Purchase of 300 shares of treasury stock, at cost	—	—	—	—	(54,874)	(54,874)
Comprehensive income	—	—	4,304,312	(400,662)	—	3,903,650
Dividends declared	—	—	(4,988,516)	—	—	(4,988,516)

Balance - December 31, 2016	$19,797	$2,559,811	$23,321,002	$(421,832)	$(1,227,990)	$24,250,788

See accompanying notes

EASTMAN NATIONAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net income	$4,304,312	$3,724,447
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	125,000	126,939
Depreciation	193,109	126,547
Net amortization of investment securities	489,022	262,182
Deferred income taxes	(49,017)	4,016
Noncash FHLB stock dividends	(5,100)	(4,600)
Net gains on sales of investment securities	(309,490)	(17,638)
Net (gains) losses on sales and write-downs of foreclosed assets	2,000	(9,770)
Net decrease in accrued interest receivable and other assets	277,007	3,372
Net increase (decrease) in accrued interest payable and other liabilities	43,519	(11,613)

Net cash provided by operating activities	5,070,362	4,203,882

Cash flows from investing activities:
Net decrease in time deposits in other banks	249,000	498,000
Proceeds from dispositions of investment securities	29,229,154	12,286,950
Purchases of investment securities	(18,626,112)	(26,150,540)
Purchases of Federal Home Loan Bank stock	(166,800)	(39,400)
Redemptions of Federal Home Loan Bank stock	185,500	—
Net increase in loans	(8,350,057)	(8,835,872)
Purchases of premises and equipment	(116,031)	(258,543)
Proceeds from sales of foreclosed assets	—	200,033

Net cash provied (used) by investing activities	2,404,654	(22,299,372)

Cash flows from financing activities:
Net increase in deposits	2,058,523	18,744,699
Net increase (decrease) in Federal Home Loan Bank advances	(4,883,400)	4,849,504
Net decrease in retail repurchase agreements	(1,841,086)	(3,233,253)
Purchases of treasury stock	(54,874)	(53,487)
Proceeds from sale of treasury stock	—	9,467
Dividends paid	(2,209,909)	(1,652,628)

Net cash provided (used) by financing activities	(6,930,746)	18,664,302

Net increase in cash and cash equivalents	544,270	568,812
Cash and cash equivalents - beginning of year	8,878,854	8,310,042

Cash and cash equivalents - end of year	$9,423,124	$8,878,854

Supplemental disclosure:
Cash paid for interest	$296,124	$251,885
Cash paid for income taxes	2,266,478	1,921,594
Noncash investing and financing activities:
Foreclosed assets acquired in settlement of loans	13,382	186,263

See accompanying notes

EASTMAN NATIONAL BANCSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of operations -

Eastman National Bancshares, Inc. (the Company) is a bank holding company providing a full range of financial services through its subsidiaries. The Company is subject to regulation by the Oklahoma Banking Department and the Board of Governors of the Federal Reserve System.

The Company’s wholly-owned subsidiary, The Eastman National Bank of Newkirk (the Bank), serves individuals and commercial customers located primarily in Kay County, Oklahoma. The Bank operates under a national bank charter and is subject to regulation by the Office of the Comptroller of the Currency (OCC). The Bank’s primary deposit products are interest-bearing and non-interest-bearing demand deposit accounts, savings accounts and certificates of deposit. The Bank’s primary lending products are real estate, commercial and agricultural loans.

The Company’s wholly-owned subsidiary, Eastman Acquisition Company, Inc. (EAC), was formed to hold certain loans that were serviced by the Bank. EAC was dissolved in 2015.

Basis of financial statement presentation -

The consolidated financial statements include the accounts of the Company, the Bank and EAC. All significant intercompany balances and transactions have been eliminated in consolidation.

The accounting principles of the Company and the methods of applying them conform with U.S. generally accepted accounting principles (GAAP) and practices within the banking industry. The Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) is FASB’s officially recognized source of authoritative GAAP applicable to all nongovernmental entities.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and cash equivalents -

For purposes of the statement of cash flows, cash and cash equivalents include cash on hand, due from banks and federal funds sold.

Federal funds sold generally mature within one to four days from the transaction date. At times, the Bank’s federal funds sold to and deposits with correspondent banks may significantly exceed the FDIC insurance limit. It is the Bank’s policy to only sell funds to and place deposits with institutions it considers to be of high credit quality.

The Bank is required by the Federal Reserve to maintain minimum balances of cash or non-interest-bearing deposits. In addition to amounts on deposit at the Federal Reserve, the Bank was required to maintain cash on hand of approximately $177,000 at December 31, 2016.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

Investment securities -

Investment securities are classified as available-for-sale and consist of securities the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. The Bank could decide to sell a security classified asavailable-for-sale for various reasons, including movement in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, and other similar factors. Securities available-for-sale are carried at fair value, with the unrealized gains and losses, net of deferred taxes, reported as increases or decreases in accumulated other comprehensive income (loss), a separate component of stockholders’ equity.

The amortized cost of investment securities is adjusted for amortization of premiums and accretion of discounts to the expected maturity date, or in the case of mortgage-backed securities, over the life of the security. Such amortization and accretion is included in interest income. Realized gains and losses and declines in value judged to be other-than-temporary are included in current earnings. The cost of securities sold for purposes of recognizing gains or losses is based on the specific identification method.

Loans and allowance for loan losses -

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances, adjusted for any charge-offs, net of the allowance for loan losses. Interest income on loans is calculated using the simple interest method on daily balances of the principal amount outstanding. Origination fee income and related costs are generally recognized in earnings when incurred which, in management’s opinion, does not produce results that differ materially from recognizing the fees and costs over the life of the loan as required by GAAP.

Each borrower’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained is based on management’s credit evaluation of the customer. The nature of the collateral required varies and may include deposit accounts, securities, accounts receivable, inventories, equipment, income producing or commercial properties or other real estate.

Generally, the accrual of interest is discontinued on loans that are greater than ninety days past due, unless the loan is both well secured and in the process of collection, or earlier if management believes the collection of all principal and interest is doubtful. Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans and income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable.

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. The allowance is increased by a provision for loan losses which is charged to expense and reduced by charge-offs, net of recoveries. The amount of the allowance is based on management’s evaluation of the factors affecting the collectability of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Determination of the allowance is inherently subjective as it requires significant estimates that are susceptible to revision as more information becomes available. Because of the uncertainties associated with the estimation process, it is reasonably possible that management’s estimate of credit losses inherent in the loan portfolio and the amount of the related allowance may change in the near term.

Management evaluates impaired loans individually when determining the adequacy of the allowance for impaired loans. A loan is considered to be impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Allowances for impaired loans are generally determined based on estimated net collateral values or the estimated present value of future cash flows. To the extent that the current investment in a particular impaired loan exceeds its estimated net collateral value or its estimated present value of future cash flows, the

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

impaired amount is specifically considered in the determination of the allowance for loan losses or is immediately charged-off as a reduction of the allowance for loan losses. Loans for which the terms have been modified and for which the borrower is experiencing financial difficulties are considered troubled debt restructurings (TDR’s) and are included in impaired loans.

At times, the Bank may sell participating interests in loans to other financial institutions to allow the Bank to service customers with needs in excess of the Bank’s limits on loans to a single borrower. The transfer of such a participating interest is accounted for as a sale when control over the participating interest has been relinquished. Control is deemed to be relinquished when the participating interest has been isolated from the Bank, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or sell the participating interest, and the Bank does not maintain effective control over the participating interest through an agreement to repurchase it prior to maturity. Under such a participation arrangement, the Bank continues to service the loan for a nominal fee and the buyer receives its share of principal collected together with interest at an agreed-upon rate. Generally, no gain or loss is recognized upon the sale of a participating interest in a loan or during the related servicing period.

Premises and equipment -

Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is charged to expense using the straight-line method over estimated useful lives of three to forty years for buildings and improvements and three to ten years for furniture and equipment.

Long-lived assets are evaluated for impairment whenever events or circumstances indicate that the carrying values may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset or asset group, a loss is recognized for the difference between the carrying value and the fair value of the asset or asset group.

Foreclosed assets held for sale -

Real estate acquired in settlement of loans and other repossessed assets are generally stated at the lower of the investment in the loan or estimated net realizable value. At the time of acquisition, any excess of the investment in the loan over the estimated net realizable value is charged to the allowance for loan losses. Subsequent write-downs and net gains and losses realized on sales of foreclosed assets are included in non-interest income.

Retail repurchase agreements -

Retail repurchase agreements represent overnight obligations that may be terminated on demand and are secured by investment securities held by the Bank with an equal or greater value than the amount of the obligations.

Income taxes -

The provision for income taxes is based on amounts reported in the consolidated statements of income (after exclusion of non-deductible expenses and tax-exempt income). The Company recognizes deferred income taxes for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Advertising costs -

Advertising costs are charged to expense as incurred.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

Recent accounting pronouncements -

In December 2013, the FASB issued Accounting Standards Update (ASU) No.2013-12, Definition of a Public Business Entity, An Addition to the Master Glossary. ASU 2013-12 provides a definition of a public business entity that will be used to specify the scope and implementation period of future accounting pronouncements. ASU 2013-12 defines a public business entity as a business entity that meets any one of several criteria, including (1) being required to file or furnish its financial statements with the U.S. Securities and Exchange Commission or other regulatory agency and (2) having one or more securities that are not subject to contractual restrictions on transfer while at the same time being required to make its financial statements publicly available on a periodic basis. Management has determined that the Company does not meet the definition of a public business entity. The scope and implementation period of recent pronouncements described below are based on this determination.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 provides entities with a single model for use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. In August 2015, the FASB deferred the required effective date of ASU 2014-09 to years beginning after December 15, 2018. Early adoption is permitted for years beginning after December 15, 2016. The guidance permits entities to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative effect adjustment. The Company has not yet selected a transition method nor has it determined the impact, if any, that the adoption of ASU 2014-09 will have on its financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Topic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 requires equity investments (other than those accounted for under equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized through net income. ASU 2016-01 also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost. ASU 2016-01 is effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted for years beginning after December 15, 2017. ASU 2016-01 will require a cumulative effect adjustment to retained earnings as of the beginning of the year of adoption. The Company does not expect the adoption of ASU 2016-01 to have a material impact its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 generally requires lessees to recognize assets and liabilities associated with leases (other than those leases with terms of 12 months or less, for which the entity is permitted to elect to not recognize lease assets and lease liabilities) on the lessee entity’s balance sheet. ASU 2016-02 also requires certain quantitative and qualitative financial statement disclosures regarding the amount, timing and uncertainty of cash flows from leases. Upon adoption, ASU 2016-02 will require the recognition and measurement of leases at the beginning of the earliest period presented using a modified retrospective approach which includes a number of practical expedients that entities may elect to apply. ASU 2016-02 is effective for years beginning after December 15, 2019. Early adoption is permitted. The Company has not yet selected a transition method nor has it determined the impact that adoption of ASU 2016-02 will have on its financial statements.

In June, 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 amends FASB’s current guidance on the measurement of impairment of financial instruments such as loans and held-to-maturity debt securities. ASU 2016-13 requires the implementation of an impairment model (known as the current expected credit loss (CECL) model) that is based on expected losses rather than the incurred loss model required by existing guidance. ASU 2016-13 requires entities to recognize as an allowance an estimate of expected credit losses,

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

which the FASB believes will result in more timely recognition of such losses. Upon adoption, ASU 2016-13 will require a cumulative effect adjustment to retained earnings as of the beginning of the earliest period presented. ASU 2016-13 is effective for years beginning after December 15, 2020. Early adoption is permitted for years beginning after December 15, 2018. The Company has not yet determined the impact that adoption of ASU 2016-13 will have on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies guidance on the classification of certain cash receipts and cash payments in the statement of cash flows in an attempt to reduce the diversity of financial reporting. During 2016, the Company elected to early adopt ASU 2016-15 retrospectively. The effect of adoption had no impact on the Company’s financial statements.

In March 2017, the FASB issued ASU 2017-08, Premium Amortization on Purchased Callable Debt Securities (Subtopic 310-20). ASU 2017-08 shortens the amortization period of certain callable debt securities held at a premium to the earliest call date and is effective for years beginning after December 15, 2019; however, early adoption is permitted. The Company has not yet determined the impact that adoption of ASU 2017-08 will have on its financial statements.

Subsequent events -

The Company has evaluated subsequent events through August 14, 2017, the date these financial statements were available to be issued.

(2) INVESTMENT SECURITIES:

Investment securities available-for-sale at December 31, 2016 and 2015 are summarized as follows:

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
December 31, 2016:
U.S. Treasuries	$4,001,797	$—	$26,860	$3,974,937
U.S. government agencies	14,951,436	45,094	21,957	14,974,573
States and political subdivisions	8,201,604	20,993	156,225	8,066,372
Small Business Administration loan pools	824,540	2,912	—	827,452
Mortgage-backed securities	29,255,069	24,350	527,445	28,751,974

	$57,234,446	$93,349	$732,487	$56,595,308

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
December 31, 2015:
U.S. Treasuries	$4,003,474	$—	$39,724	$3,963,750
U.S. government agencies	34,887,745	144,617	73,980	34,958,382
States and political subdivisions	13,316,622	67,302	16,661	13,367,263
Small Business Administration loan pools	974,100	—	5,725	968,375
Mortgage-backed securities	14,835,079	14,803	122,707	14,727,175

	$68,017,020	$226,722	$258,797	$67,984,945

(2) INVESTMENT SECURITIES (continued):

The amortized cost and estimated fair value of investment securities at December 31, 2016, by contractual maturity, are presented below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Due in one year or less	$5,038,236	$5,040,726
Due in one to five years	19,674,273	19,654,797
Due in five to ten years	1,490,092	1,513,035
Due in more than ten years	1,776,776	1,634,776

	27,979,377	27,843,334
Mortgage-backed securities	29,255,069	28,751,974

	$57,234,446	$56,595,308

Information pertaining to investment securities with gross unrealized losses at December 31, 2016 and 2015, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, follows:

	Less than 12 months		12 months or more		Total
December 31, 2016:	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S Treasuries	$3,974,937	$26,860	$—	$—	$3,974,937	$26,860
U.S. government agencies	6,488,800	21,957	—	—	6,488,800	21,957
States and political subdivisions	5,629,073	156,225	—	—	5,629,073	156,225
Mortgage-backed securities	23,800,475	527,445	—	—	23,800,475	527,445

	$39,893,285	$732,487	$—	$—	$39,893,285	$732,487

	Less than 12 months		12 months or more		Total
December 31, 2015:	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S Treasuries	$3,963,750	$39,724	$—	$—	$3,963,750	$39,724
U.S. government agencies	14,947,647	62,280	988,300	11,700	15,935,947	73,980
States and political subdivisions	3,818,432	16,661	—	—	3,818,432	16,661
Small Business Administration loan pools	963,486	5,725	—	—	963,486	5,725
Mortgage-backed securities	10,891,081	122,707	—	—	10,891,081	122,707

	$34,584,396	$247,097	$988,300	$11,700	$35,572,696	$258,797

At December 31, 2016, two of the Bank’s U.S. Treasury securities, seven of its U.S. government agency securities, 18 of its obligations of states and political subdivisions and 20 of its mortgage-backed securities had fair values that were less than their carrying values. There were no securities in a continuous loss position for 12 months or more.

In evaluating the Bank’s unrealized loss positions for other-than-temporary impairment, management considers the credit quality of the issuer, the nature and cause of the unrealized loss and the severity and duration of the impairments. At December 31, 2016, management determined that substantially all of its unrealized losses were the result of fluctuations in interest rates or other temporary market conditions and did not reflect deteriorations of the credit quality of the issuer. Accordingly, management has determined that all of its unrealized losses on investment securities are temporary in nature, and the Bank has both the intent and ability to hold these investment securities until maturity or until fair value recovers above cost.

(2) INVESTMENT SECURITIES (continued):

Investment securities with carrying values of approximately $51.8 million and $60.7 million at December 31, 2016 and 2015, respectively, were pledged to secure borrowings, certain public deposits, retail repurchase agreements, or for other purposes required or permitted by law.

Gross realized gains and losses on sales and calls of investment securities for the years ended December 31, 2016 and 2015 were as follows:

	2016	2015
Realized gains:
U.S. government agencies	$274,268	$17,638
States and political subdivisions	35,222	—

(3) LOANS AND ALLOWANCE FOR LOAN LOSSES:

Major classifications and concentrations of loans at December 31, 2016 and 2015 are as follows:

	2016	2015
Commercial real estate	$58,176,457	$49,014,723
Residential real estate	50,069,929	48,601,246
Commercial and industrial	39,448,972	45,805,957
Agricultural	13,362,529	13,418,276
Consumer	12,459,195	10,097,015
Agricultural real estate	7,226,028	5,465,769

	180,743,110	172,402,986
Less: allowance for loan losses	(2,748,759)	(2,620,310)

	$177,994,351	$169,782,676

Consumer loans above include $165,362 and $115,099 of deposit overdrafts that have been reclassified as loans at December 31, 2016 and 2015, respectively.

Changes in the allowance for loan losses for the years ended December 31, 2016 and 2015 are as follows:

December 31, 2016:	Balance, Beginning of Year	Charge- offs	Recoveries	Provision	Balance, End of Year
Commercial real estate	$654,998	$—	$—	$198,308	$853,306
Residential real estate	590,329	—	3,169	156,640	750,138
Commercial and industrial	972,760	—	7,683	(286,944)	693,499
Agricultural	151,874	—	—	(44,269)	107,605
Consumer	185,564	(22,240)	14,837	66,365	244,526
Agricultural real estate	64,785	—	—	34,900	99,685

Total	$2,620,310	$(22,240)	$25,689	$125,000	$2,748,759

(3) LOANS AND ALLOWANCE FOR LOAN LOSSES (continued):

December 31, 2015:	Balance, Beginning of Year	Charge- offs	Recoveries	Provision	Balance, End of Year
Commercial real estate	$696,306	$(88)	$18,036	$(59,256)	$654,998
Residential real estate	505,663	(1,372)	26,559	59,479	590,329
Commercial and industrial	876,246	—	11,624	84,890	972,760
Agricultural	136,600	—	—	15,274	151,874
Consumer	167,922	(32,070)	29,684	20,028	185,564
Agricultural real estate	58,261	—	—	6,524	64,785

Total	$2,440,998	$(33,530)	$85,903	$126,939	$2,620,310

The Bank’s impaired loans as of December 31, 2016 and 2015, as well as the average recorded investment and interest income recognized on impaired loans for the years then ended are as follows:

December 31, 2016:	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
With a related allowance:
Commercial real estate	$—	$—	$—	$4,804	$—
Residential real estate	—	—	—	—	—
Commercial and industrial	120,488	120,488	120,488	114,395	—
Agricultural	—	—	—	—	—
Consumer	12,241	12,241	12,241	15,168	—
Agricultural real estate	—	—	—	—	—

Total with a related allowance	132,729	132,729	132,729	134,367	—

With no related allowance:
Commercial real estate	181,591	181,591	—	385,882	930
Residential real estate	190,782	190,782	—	230,039	12,366
Commercial and industrial	1,448,157	1,448,157	—	851,924	249
Agricultural	—	—	—	—	—
Consumer	12,234	12,234	—	22,715	—
Agricultural real estate	116,394	116,394	—	58,197	—

Total with no related allowance	1,949,158	1,949,158	—	1,548,757	13,545

Total impaired loans	$2,081,887	$2,081,887	$132,729	$1,683,124	$13,545

Summaries of the Bank’s loans and allowance for loan losses based on impairment evaluation method as of December 31, 2016 and 2015 are as follows:

	Loan Balance			Allowance for Loan Losses
	Collectively	Individually		Collectively	Individually
December 31, 2016:	Evaluated	Evaluated	Total	Evaluated	Evaluated	Total
Commercial real estate	$57,994,866	$181,591	$58,176,457	$853,306	$—	$853,306
Residential real estate	49,879,147	190,782	50,069,929	750,138	—	750,138
Commercial and industrial	37,880,327	1,568,645	39,448,972	573,011	120,488	693,499
Agricultural	13,362,529	—	13,362,529	107,605	—	107,605
Consumer	12,434,720	24,475	12,459,195	232,285	12,241	244,526
Agricultural real estate	7,109,634	116,394	7,226,028	99,685	—	99,685

Total	$178,661,223	$2,081,887	$180,743,110	$2,616,030	$132,729	$2,748,759

(3) LOANS AND ALLOWANCE FOR LOAN LOSSES (continued):

	Loan Balance			Allowance for Loan Losses
	Collectively	Individually		Collectively	Individually
December 31, 2015:	Evaluated	Evaluated	Total	Evaluated	Evaluated	Total
Commercial real estate	$48,414,942	$599,781	$49,014,723	$653,640	$1,358	$654,998
Residential real estate	48,331,950	269,296	48,601,246	590,329	—	590,329
Commercial and industrial	45,416,644	389,313	45,805,957	839,137	133,623	972,760
Agricultural	13,418,276	—	13,418,276	151,874	—	151,874
Consumer	10,045,725	51,290	10,097,015	167,470	18,094	185,564
Agricultural real estate	5,465,769	—	5,465,769	64,785	—	64,785

Total	$171,093,306	$1,309,680	$172,402,986	$2,467,235	$153,075	$2,620,310

December 31, 2015:	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
With a related allowance:
Commercial real estate	$9,608	$9,608	$1,358	$42,101	$84
Residential real estate	—	—	—	—	—
Commercial and industrial	133,623	133,623	133,623	108,303	1,875
Agricultural	—	—	—	—	—
Consumer	18,094	18,094	18,094	18,540	—
Agricultural real estate	—	—	—	—	—

Total with a related allowance	161,325	161,325	153,075	168,944	1,959

With no related allowance:
Commercial real estate	590,173	590,173	—	603,860	—
Residential real estate	269,296	269,296	—	207,243	19,507
Commercial and industrial	255,690	255,690	—	679,834	5,794
Agricultural	—	—	—	—	—
Consumer	33,196	33,196	—	33,383	873
Agricultural real estate	—	—	—	—	—

Total with no related allowance	1,148,355	1,148,355	—	1,524,320	26,174

Total impaired loans	$1,309,680	$1,309,680	$153,075	$1,693,264	$28,133

The Bank utilizes credit quality indicators that consist of an internal grading system analysis used to assign grades to all loans. The grade for each individual loan is determined by the account officer and other approving officers at the time the loan is made and changed from time to time to reflect an ongoing assessment of loan risk. Grades for all loans are reviewed at least annually by management.

(3) LOANS AND ALLOWANCE FOR LOAN LOSSES (continued):

The following categories of credit quality are used by the Bank:

Pass -	Loans in this category are considered to be an acceptable credit risk and are generally considered to be collectible in full.

Watch -	Loans in this category conform to a preponderance of the Bank’s underwriting criteria and evidence an acceptable level of credit risk; however, these loans have certain risks characteristics which could adversely affect the borrower’s ability to repay, given material adverse trends.

Special Mention -	Loans in this category are currently protected but are potentially weak. Such loans constitute an undue and unwarranted credit risk but not to the point of justifying a classification of Substandard.

Substandard -	Loans in this category are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Such loans have well-defined weaknesses that jeopardize the collection or liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if deficiencies are not corrected.

Doubtful -	Loans in this category have all the weaknesses inherent in Substandard loans with the added factor that the weaknesses are pronounced to a point where, on the basis of current information, conditions and values, collection or liquidation in full is highly improbable.

The Bank’s loans by credit quality indicators as of December 31, 2016 and 2015 are as follows:

December 31, 2016:	Pass	Watch	Special Mention	Substandard	Doubtful	Total
Commercial real estate	$56,597,620	$853,024	$—	$725,813	$—	$58,176,457
Residential real estate	47,108,076	1,924,590	112,384	857,192	67,687	50,069,929
Commercial and industrial	34,141,616	1,370,985	2,025,721	1,910,650	—	39,448,972
Agricultural	6,146,204	2,416,856	4,799,469	—	—	13,362,529
Consumer	12,051,370	180,855	116,025	109,989	956	12,459,195
Agricultural real estate	6,894,371	331,657	—	—	—	7,226,028

Total	$162,939,257	$7,077,967	$7,053,599	$3,603,644	$68,643	$180,743,110

December 31, 2015:	Pass	Watch	Special Mention	Substandard	Doubtful	Total
Commercial real estate	$46,641,406	$1,084,598	$—	$1,288,719	$—	$49,014,723
Residential real estate	44,993,681	2,732,007	290,242	337,913	247,403	48,601,246
Commercial and industrial	40,182,358	1,586,814	1,717,279	2,254,447	65,059	45,805,957
Agricultural	12,765,056	653,220	—	—	—	13,418,276
Consumer	9,545,525	414,646	41,899	83,555	11,390	10,097,015
Agricultural real estate	5,375,438	90,331	—	—	—	5,465,769

Total	$159,503,464	$6,561,616	$2,049,420	$3,964,634	$323,852	$172,402,986

(3) LOANS AND ALLOWANCE FOR LOAN LOSSES (continued):

Aging analyses of past due loans as of December 31, 2016 and 2015 are as follows:

December 31, 2016:	30-89 Days Past Due	Over 90 Days Past Due	Total Past Due	Current	Total Loans
Commercial real estate	$—	$235,871	$235,871	$57,940,586	$58,176,457
Residential real estate	409,693	162,076	571,769	49,498,160	50,069,929
Commercial and industrial	—	646,748	646,748	38,802,224	39,448,972
Agricultural	—	—	—	13,362,529	13,362,529
Consumer	153,518	16,426	169,944	12,289,251	12,459,195
Agricultural real estate	—	—	—	7,226,028	7,226,028

Total	$563,211	$1,061,121	$1,624,332	$179,118,778	$180,743,110

December 31, 2015:	30-89 Days Past Due	Over 90 Days Past Due	Total Past Due	Current	Total Loans
Commercial real estate	$235,271	$654,226	$889,497	$48,125,226	$49,014,723
Residential real estate	523,081	51,793	574,874	48,026,372	48,601,246
Commercial and industrial	432,774	64,303	497,077	45,308,880	45,805,957
Agricultural	—	—	—	13,418,276	13,418,276
Consumer	79,384	13,230	92,614	10,004,401	10,097,015
Agricultural real estate	—	—	—	5,465,769	5,465,769

Total	$1,270,510	$783,552	$2,054,062	$170,348,924	$172,402,986

The Bank’s nonaccrual loans as of December 31, 2016 and 2015 are as follows:

	2016	2015
Commercial real estate	$235,871	$654,226
Residential real estate	226,015	303,432
Commercial and industrial	1,617,389	435,677
Agricultural	—	—
Consumer	25,357	52,627
Agricultural real estate	118,412	—

Total	$2,223,044	$1,445,962

At December 31, 2016, loans over 90 days past due that were not on nonaccrual status totaled $32,797. There were no loans greater than 90 days past due that were not on nonaccrual status at December 31, 2015.

No TDR’s occurred during the year ended December 31, 2016. TDR concessions granted by the Bank during the year ended December 31, 2015 involved interest rate concessions and the rescheduling of payments of principal and interest over longer amortization periods are as follows:

Loan Type:	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Agricultural real estate	1	$241,500	$241,500
Commercial and industrial	4	796,479	796,479

Total	5	$1,037,979	$1,037,979

(3) LOANS AND ALLOWANCE FOR LOAN LOSSES (continued):

During the years ended December 31, 2016 and 2015, there were no payment defaults on loans that had been modified as TDR’s within 12 months prior to the payment default.

During the years ended December 31, 2016 and 2015, transfers of participating interests in loans totaled $3,148,415 and $3,767,190, respectively. Outstanding loans for which the Bank has transferred participating interests to other financial institutions as of December 31, 2016 and 2015 are as follows:

	2016	2015
Participating interests sold	$11,386,088	$10,990,117
Retained interests	4,458,692	8,464,963

Total unpaid principal balance	$15,844,780	$19,455,080

(4) PREMISES AND EQUIPMENT:

The major categories of premises and equipment at December 31, 2016 and 2015 are as follows:

	2016	2015
Land	$464,535	$464,535
Buildings and improvements	2,276,244	2,260,690
Furniture and equipment	1,522,980	1,422,502

	4,263,759	4,147,727
Less: accumulated depreciation	2,364,953	2,171,843

	$1,898,806	$1,975,884

(5) OTHER INVESTMENTS:

Other investments consist of the following at December 31, 2016 and 2015:

	2016	2015
Federal Home Loan Bank (FHLB) of Topeka	$303,500	$316,700
Federal Reserve Bank (FRB)	135,150	135,550

	$438,650	$452,250

Because the Bank’s abilities and rights to sell or exchange these investments are restricted and their fair values are not readily determinable, they are carried at cost.

(6) TIME DEPOSITS:

Time deposits that met or exceeded the FDIC insurance limit of $250,000 totaled $2,157,795 and $1,194,515 at December 31, 2016 and 2015, respectively.

Scheduled maturities of time deposits at December 31, 2016 are as follows:

2017	$22,913,046
2018	2,449,207
2019	978,079
2020	483,166
2021	392,789
Thereafter	12,777

$27,229,064

(7) BORROWINGS:

FHLB advances represent short-term borrowings under a blanket lien line of credit agreement. Advances at December 31, 2016 bore interest at 0.72% and were secured by cash on deposit at FHLB, the Banks’ investment in FHLB stock and a substantial portion of the Bank’s loans. The Bank had approximately $17.0 million of unused borrowing capacity available under the agreement at December 31, 2016.

At December 31, 2016, the Bank also had approximately $6.6 million of unused borrowing capacity available from the FRB borrower-in-custody program. The Bank has pledged to the FRB certain loans with outstanding balances of approximately $11.6 million at December 31, 2016 as collateral for advances under this program.

On November 2, 2016, the Company entered into a $4.0 million revolving line of credit agreement with Bank SNB. Interest on any outstanding balance is calculated at the Wall Street Journal Prime Rate plus 0.25% (4.0% at December 31, 2016) and is payable monthly. Borrowings are secured by the stock of the Bank and are payable at maturity on October 28, 2017. The availability of borrowings is subject to the Company’s compliance with certain covenants pertaining to capital, income, liquidity and asset quality. The Company was in compliance with all such covenants at December 31, 2016. There were no outstanding advances under the agreement at December 31, 2016 or 2015.

(8) INCOME TAXES:

Income tax expense for the years ended December 31, 2016 and 2015 consists of the following:

	2016	2015
Current:
Federal	$2,026,999	$1,628,415
State	382,519	255,149

Total Current Income tax expenses	2,409,518	1,883,564

Deferred:
Federal	(49,017)	4,016
State	—	—

Total deferred	(49,017)	4,016

Total	$2,360,501	$1,887,580

The effective income tax rate differs from the statutory federal income tax rate primarily due to state income taxes, tax-exempt income and nondeductible expenses.

The tax effect of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts that give rise to deferred tax assets and liabilities at December 31, 2016 and 2015 are as follows:

	2016	2015
Deferred tax assets:
Allowance for loan losses	$934,476	$890,905
Foreclosed assets held for sale	2,040	1,360
Nonaccrual loan interest	34,291	20,373
Net unrealized losses on investment securities	217,307	10,906
Other	—	9,152

Net deferred tax asset	$1,188,114	$932,696

The Company is generally no longer subject to federal or Oklahoma income tax examinations by tax authorities for years prior to 2013.

(9) BENEFIT PLAN:

The Bank sponsors an employee savings and retirement plan (the Plan) covering all employees who meet age and length of service requirements. Eligible employees are permitted to contribute up to 85% of their annual compensation to the Plan, up to the maximum amount allowed by law. The Plan also provides for mandatory employer matching contributions of up to 5% of each participant’s salary deferrals, as well as additional discretionary employer profit-sharing contributions. Participants are fully vested at all times in both participant contributions and in employer matching contributions. Participants become fully vested in employer profit-sharing contributions after five years of service. For the years ended December 31, 2016 and 2015, the Bank’s contributions to the Plan totaled $105,371 and $105,659, respectively.

(10) COMMITMENTS AND CONTINGENCIES:

The Bank leases two of its branch banking facilities under agreements with initial five-year lease terms and with options to extend at the Bank’s election. Monthly payments due under these leases total approximately $19,200. Future minimum lease payments required under these leases as of December 31, 2016 are as follows:

2017	$230,440
2018	217,112
2019	70,500
2020	5,875

Total	$523,927

Total rent expense under all operating leases during the years ended December 31, 2016 and 2015 totaled $243,225 and $198,376, respectively.

The Bank has entered into contracts with third parties to provide information technology services to the Bank through July 2021. At December 31, 2016, the minimum amount necessary to cancel such contracts totaled approximately $2.1 million.

In the normal course of business, the Bank has outstanding commitments and contingent liabilities, such as commitments to extend credit, standby letters of credit and credit card guarantees, which are not included in the accompanying consolidated financial statements. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments.

The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheets. Because these instruments have fixed maturity dates and often expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank. At December 31, 2016 and 2015, such instruments consisted of the following:

	2016	2015
Commitments to extend credit	$40,707,363	$48,818,291
Standby letters of credit	903,591	1,730,026
Credit card guarantees	402,262	505,136

The Bank is party to various legal proceedings arising in the ordinary course of its business. While the outcome of these matters is not presently determinable, it is the opinion of management that resolution of the proceedings will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

(11) RELATED PARTY TRANSACTIONS:

At December 31, 2016 and 2015, the Bank had loans to certain directors, executive officers, significant stockholders, and their affiliates totaling $4,786,329 and $5,129,332, respectively. Deposits held by the Bank for such related parties at December 31, 2016 and 2015 totaled $3,303,228 and $4,735,968, respectively.

(12) REGULATORY MATTERS:

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum regulatory capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total, Tier 1 capital and common equity Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined).

In July 2013, the OCC and other federal banking regulators approved final rules to implement the revised capital adequacy standards of the Basel Committee on Banking Supervision (Basel III) that established a new capital framework for insured depository institutions. Basel III increased existing risk-based capital requirements, introduced new requirements, and changed various capital component definitions. Basel III became effective for the Bank on January 1, 2015, with full compliance with all of the requirements phased-in over a multi-year schedule through January 1, 2019. Basel III also limits the payment of dividends and certain discretionary bonus payments if the Bank does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital, Tier 1 capital and total capital to risk-weighted assets in addition to the amount necessary to meet minimum risk-based capital requirements. The capital conservation buffer began to be phased-in beginning January 1, 2016, at 0.625% of risk-weighted assets and will continue to be increased each year by that amount until fully implemented at 2.5% on January 1, 2019.

(12) REGULATORY MATTERS (continued):

Management believes that, as of December 31, 2016 and 2015, the Bank would meet all capital adequacy requirements under Basel III on a fully phased-in basis if such requirements were currently effective. The actual and required regulatory capital ratios for the Bank at December 31, 2016 and 2015 are as follows:

	Actual	For Capital Adequacy Purposes Under Basel III Phase-in	To Be Categorized as Well Capitalized
December 31, 2016:
Total capital to risk-weighted assets	14.75%	8.63%	10.00%
Tier 1 capital to risk-weighted assets	13.50%	6.63%	8.00%
Common equity Tier 1 capital to risk-weighted assets	13.50%	5.13%	6.50%
Tier 1 capital to average total assets	9.44%	4.00%	5.00%
December 31, 2015:
Total capital to risk-weighted assets	15.72%	8.00%	10.00%
Tier 1 capital to risk-weighted assets	14.47%	6.00%	8.00%
Common equity Tier 1 capital to risk-weighted assets	14.47%	4.50%	6.50%
Tier 1 capital to average total assets	9.90%	4.00%	5.00%

The Bank is subject to dividend restrictions set forth by the OCC. Under such restrictions, the Bank may not, without prior approval, declare dividends in excess of the net income for the current year plus the retained net income of the previous two years. At December 31, 2016, the Bank had approximately $4.0 million available for payment of dividends without prior approval.

(13) FAIR VALUE MEASUREMENTS AND DISCLOSURES:

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 requires the following hierarchy be applied for fair value measurements and disclosures:

Level 1 -	Quoted prices for identical instruments in active markets.

Level 2 -	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active.

Level 3 -	Financial instruments whose inputs or value are unobservable.

(13) FAIR VALUE MEASUREMENTS AND DISCLOSURES (continued):

The Company and the Bank measure certain of its assets on a fair value basis using various valuation techniques and assumptions, depending on the nature of the asset. The following tables present the Company’s financial and nonfinancial assets as of December 31, 2016 and 2015 that are measured at fair value:

	Level 1	Level 2	Level 3	Total
December 31, 2016:
Investment securities:
U.S. Treasuries	$—	$3,974,937	$—	$3,974,937
U.S. government agencies	—	14,974,573	—	14,974,573
States and political subdivisions	—	8,066,372	—	8,066,372
Small Business Administration loan pools	—	827,452	—	827,452
Mortgage-backed securities	—	28,751,974	—	28,751,974
Impaired loans	—	—	—	0
Foreclosed assets held for sale	—	—	35,382	35,382
December 31, 2015:
Investment securities:
U.S. Treasuries	$—	$3,963,750	$—	$3,963,750
U.S. government agencies	—	34,958,382	—	34,958,382
States and political subdivisions	—	13,367,263	—	13,367,263
Small Business Administration loan pools	—	968,375	—	968,375
Mortgage-backed securities	—	14,727,175	—	14,727,175
Impaired loans	—	—	8,250	8,250
Foreclosed assets held for sale	—	—	24,000	24,000

The following valuation methods and assumptions are used to estimate the Bank’s assets that are measured at fair value:

Investment securities – Investment securities available-for-sale are the only financial assets that are accounted for using fair value measurements on a recurring basis. The Bank utilizes independent third parties as its principal pricing sources for determining fair value of investment securities. The Bank’s principal markets for its securities portfolio are the secondary institutional markets, with an exit price that is predominantly reflective of bid level pricing in those markets. Fair values are based upon quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices of comparable investment securities, broker quotes or other observable inputs for similar investment securities. For investment securities traded in a market that is not active, fair value is determined using unobservable inputs. In obtaining such valuation information from third party providers, the Bank has evaluated the valuation methodologies used to develop the fair values in order to determine whether such valuations are representative of an exit price in the Bank’s principal markets.

Impaired loans – Impaired loans that are collateral dependent are the only financial assets that are accounted for using fair value measurements on a nonrecurring basis. Impaired loans are measured at fair value based on appraisals of the underlying collateral value of the loan or other unobservable inputs.

Foreclosed assets held for sale – Foreclosed assets held for sale represent nonfinancial assets that are accounted for using fair value measurements on a nonrecurring basis. Such assets are measured at fair value, less estimated cost to sell, based on appraisals or other unobservable inputs.

(13) FAIR VALUE MEASUREMENTS AND DISCLOSURES (continued):

ASC Topic 825 requires disclosure of fair value information about financial instruments, whether or not recognized in the consolidated balance sheets, for which it is practicable to estimate that value. In cases where quoted market values are not available, fair values are based on estimates using present value, discounted cash flows, or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. ASC Topic 825 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions are used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value at December 31, 2016 and 2015:

Cash and cash equivalents -

The carrying amount of cash and cash equivalents approximates its fair value.

Time deposits in other banks -

Fair values for long-term fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently available to the Bank for deposits with similar terms and remaining maturities. Fair values for short-term or variable rate time deposits approximate the carrying values.

Investment securities -

Fair values of investment securities are based on quoted market prices, if available. If a quoted market price is not available, fair value is estimated using market prices for similar securities.

Loans -

The fair value of unimpaired loans and non-collateral dependent impaired loans is estimated by discounting expected future cash flows using current rates at which similar loans would be made to borrowers of similar credit quality and for similar remaining maturities. The fair value of collateral dependent impaired loans is estimated based on the underlying collateral value. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics.

Deposit liabilities -

The fair value of demand deposits, savings and interest-bearing transaction accounts, and variable rate time deposits is equal to the amount payable on demand at the reporting date (i.e. their carrying amounts). Fair values for fixed rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently offered on time deposits to a schedule of aggregated expected monthly maturities on those deposits.

Retail repurchase agreements -

The carrying amount of overnight repurchase agreements approximates fair value.

FHLB advances -

The carrying amount of short-term FHLB advances approximates fair value.

(13) FAIR VALUE MEASUREMENTS AND DISCLOSURES (continued):

Off-balance-sheet instruments -

The fair value of commitments is estimated using the fees currently charged to enter into similar arrangements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and committed rates. The fair value of letters of credit and credit card guarantees is based on the fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

The carrying values and estimated fair values of the Company’s significant financial instruments at December 31, 2016 and 2015 are as follows (amounts in thousands):

	2016		2015
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets:
Cash and cash equivalents	$9,423	$9,423	$8,879	$8,879
Time deposits in other banks	—	—	249	249
Investment securities	56,595	56,595	67,985	67,985
Loans	177,994	175,513	169,783	165,570
Financial liabilities:
Deposits	207,046	207,074	204,987	205,023
Retail repurchase agreements	10,174	10,174	12,015	12,015
FHLB advances	2,162	2,162	7,045	7,045
Off-balance-sheet instruments:
Commitments to extend credit	40,707	40,707	48,818	48,818
Standby letters of credit	904	904	1,730	1,730
Credit card guarantees	402	402	505	505

(14) SUBSEQUENT EVENT:

On July 14, 2017, the Company entered into a definitive agreement to merge with and into Equity Bancshares, Inc. (Equity). The transaction is expected to close in the fourth quarter of 2017, subject to customary closing conditions, including the receipt of regulatory approval and the approvals of the stockholders of the Company and of Equity.